                                                                   Exhibit 10.21

                                     BANM

              EXECUTIVE TRANSITION AND RETENTION RETIREMENT PLAN




               (As Amended and Restated Effective May 19, 2000)

                                     BANM

              EXECUTIVE TRANSITION AND RETENTION RETIREMENT PLAN



         In recognition of the services provided to the Cellco Partnership (the "Partnership") by certain management and highly compensated employees, the Partnership desires to establish the BANM Executive Transition and Retention Retirement Plan (the "Plan") as an unfunded plan to provide such employees with additional retirement benefits. The Plan shall be effective July 1, 1995 under the terms and conditions hereinafter set forth and amended and restated effective May 19, 2000.

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE 1       DEFINITIONS AND CONSTRUCTION.............................      1

Sec. 1.01       Definitions..............................................      1

Sec. 1.02       Gender and Number........................................      4

ARTICLE 2       PARTICIPATION............................................      4

Sec. 2.01       Eligibility to Participate...............................      4

Sec. 2.02       Termination of Participation.............................      4

ARTICLE 3       BENEFITS.................................................      4

Sec. 3.01       Benefit Credits..........................................      4

Sec. 3.02       Credited Interest........................................      4

ARTICLE 4       DISTRIBUTIONS TO PARTICIPANTS............................      5

Sec. 4.01       Distribution of Account..................................      5

Sec. 4.02       Distribution Upon a Change in Control....................      5

Sec. 4.03       Distribution for Tax Payments............................      5

ARTICLE 5       DEATH BENEFITS...........................................      5

Sec. 5.01       Distribution of Account Upon Death of Participant........      5

Sec. 5.02       Designation of Beneficiary...............................      5

ARTICLE 6       VESTING..................................................      6

Sec. 6.01       Vesting of Account.......................................      6

Sec. 6.02       Forfeiture for Cause.....................................      6

ARTICLE 7       FUNDING..................................................      6

Sec. 7.01       Funding of Benefits......................................      6


ARTICLE 8       ADMINISTRATION...........................................      6

Sec. 8.01       Plan Administrator.......................................      6

Sec. 8.02       Duties and Powers of Plan Administrator..................      7

Sec. 8.03       Claims Procedure.........................................      7

ARTICLE 9       AMENDMENT AND TERMINATION................................      8

Sec. 9.01       Authority to Amend.......................................      8

Sec. 9.02       Right to Terminate.......................................      8

ARTICLE 10      MISCELLANEOUS............................................      8

Sec. 10.01      No Right to Employment...................................      8

Sec. 10.02      No Compensation for Other Benefits.......................      8

Sec. 10.03      Rights and Obligations...................................      8

Sec. 10.04      Payments to Representatives..............................      8

Sec. 10.05      Governing Law............................................      9

Sec. 10.06      Nonalienation............................................      9

Sec. 10.07      Withholding..............................................      9

Sec. 10.08      Lost Payees..............................................      9

APPENDIX A      Eligible Executives......................................     10

                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

  Sec. 1.01    Definitions.  Whenever used in this Plan:

      "Account" means the bookkeeping entry maintained in the records of the Partnership for each Participant representing the amount credited by the Partnership on behalf of each Participant under the Plan, and all interest, earnings, appreciation, depreciation, losses, expenses, or distributions credited or debited to such account.

      "Administrative Committee" means the Benefits Committee that the Partnership has charged with responsibility for administration of employee benefits, or any individual or individuals to whom the Administrative Committee has delegated some or all of its authority hereunder.

      "Affiliated Company" means (a) any entity which, with the Partnership, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(m) of the Code or (b) is required to be aggregated with the Partnership pursuant to Treasury regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists.

      "Beneficiary" means any individual or entity designated by a Participant pursuant to Section 5.02 to receive death benefits described in Section 5.01 subsequent to the Participant's death.

      "Board" means the Board of Representatives or other governing body of the Partnership.

      "Change in Control" means the occurrence of any of the following events:

               (i) a sale of more than 50% of the Partnership's assets to an entity other than Bell Atlantic Corporation or NYNEX Corporation (or their affiliates and subsidiaries);

               (ii) a sale of partnership interests such that Bell Atlantic Corporation and NYNEX Corporation (or their affiliates and subsidiaries) together own less than 50% of the partnership interests in the Partnership; or

               (iii) a sale of equity interest in the Partnership, other than through an IPO, following which Bell Atlantic Corporation and NYNEX Corporation together own less than 50% of the common stock of the Company.

      Upon the occurrence of an IPO, Change in Control shall mean:

              (i) An acquisition (other than in a non-control transaction, as defined in clause (iii) below) following an IPO of any voting securities by any "person" or "group of persons" (as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934), other than the Partnership, or any employee benefit plan (or a trust forming a part thereof), maintained by the Partnership as a result of which such person or group becomes the "beneficial owner" (as such term is used in Section 13 of the Securities Exchange Act of 1934) of voting securities representing fifteen percent (15%) or more of the combined voting power of all voting securities then outstanding;

              (ii) The individuals who, as of the IPO Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or group other than the Board (a "proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest; or

              (iii) The approval by the requisite vote of the Company's stockholders of:

                       (A) a merger, consolidation or reorganization involving the Partnership unless (1) the stockholders of the members of the Partnership, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation, partnership or other entity surviving such merger, consolidation or reorganization (the "surviving corporation"), (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation and (3) no Person (other than the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the surviving corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifteen percent (15%) or more of the then outstanding voting securities of the Company) has beneficial ownership of fifteen percent (15%) or more of the combined voting power of the surviving corporations' then outstanding voting securities (a transaction meeting the criteria set forth in the foregoing clauses (1) through (3) being sometimes referred to herein as a "non-control transaction");

                       (B) A complete liquidation or dissolution of the Partnership; or

                       (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Partnership to any Person (other than a transfer to a Subsidiary).

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature and purpose.

      "Company" means from July 1, 1995 through March 30, 2000, Bell Atlantic Mobile, Inc. (Bell Atlantic NYNEX Mobile, Inc. prior to August 14, 1997), and from March 31, 2000 until the Stage I Closing (as defined under the U.S. Wireless Alliance Agreement dated as of September 21, 1999, between Bell Atlantic Corporation and Vodafone AirTouch Plc), NYNEX PCS, Inc. acting in its capacity as general partner of the Partnership.

      "Compensation" means, with respect to a Plan Year, the total base salary and any bonus under the Bell Atlantic NYNEX Mobile Short Term Incentive Plan actually paid to the Executive in such Plan Year from the Partnership. For the short Plan Year beginning July 1, 1995 and ending December 31, 1995, Compensation shall mean the base salary paid to the Executive in such short Plan Year.

      "Effective Date" means July 1, 1995 with respect to the original Plan and May 19, 2000 with respect to the amended and restated Plan.

      "Eligible Executive" means an Executive who is a highly compensated employee of the Partnership within the meaning of section 414(q)(1)(A) or (B) of the Code as determined by the Chief Executive Officer of the Partnership and approved by the Human Resources Committee, as set forth in Section 2.1.

      "Executive" means any individual employed by the Partnership on a full-time basis.

      "Human Resources Committee" means the Human Resources Committee of the Board.

      "IPO Date" means the closing date for the IPO.

      "Participant" means (a) any Eligible Executive and (b) any former Eligible Executive who has a balance in his Account greater than zero and who either (1) continues to be employed by the Partnership, or (2) has a vested interest in all or a portion of his Account pursuant to Article 6 which has not been distributed pursuant to Article 4 or 5.

      "Partnership" means the Cellco Partnership, a Delaware general partnership, or any successor thereto.

      "Plan" means the BANM Executive Transition and Retention Retirement Plan.

      "Plan Administrator" means the Administrative Committee.

      "Plan Year" means the period beginning July 1, 1995 and ending December 31, 1995 and thereafter each calendar year.

      "Retirement" means attainment of age 55 and completion of five or more years of employment with the Partnership or an affiliate.

      "Separation from Service" means, for any Participant, his termination of employment, or any absence that causes him to cease to be an Employee of the Partnership or any Affiliated Company.

      "Subsidiary" means any corporation with respect to which the Partnership owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, or any partnership or other entity with respect to which the Partnership owns, directly or indirectly, 50% or more of the profit interest or capital interest.

      "Valuation Date" means the last business day of each Plan Year and any other day upon which the Plan Administrator makes valuations of the Account.

  Sec. 1.02   Gender and Number.  The masculine pronoun shall include the feminine; the singular shall include the plural; and vice versa.

                                   ARTICLE 2

                                 PARTICIPATION

  Sec. 2.01   Eligibility to Participate.  Each Eligible Executive listed in
Appendix A shall become a Participant in the Plan with respect to the benefit provided under Article 3 as of the Effective Date. No other Executive will be eligible for participation under the Plan.

  Sec. 2.02   Termination of Participation. Subject to Section 6.02, once an
Eligible Executive becomes a Participant, the Eligible Executive shall remain a Participant until termination of employment with the Partnership and thereafter until all benefits to which the Participant or the Participant's Beneficiary is entitled under the Plan have been paid.

                                   ARTICLE 3

                                   BENEFITS

  Sec. 3.01   Benefit Credits.

         (a) With respect to each Plan Year, the Partnership shall credit the Account of each Participant with an amount equal to the percentage set forth in Appendix A of the Participant's Compensation.

         (b) Subject to such reasonable rules as may be prescribed by the Plan Administrator, the amounts credited under this Section 3.01 shall be credited to a Participant's

Account on an annual basis, as determined by the Plan Administrator in its sole discretion, as of the last day of the Plan Year.

         (c) If a Participant has a Separation from Service prior to the end of the Plan Year, such Participant will be entitled to a credit for the Plan Year based on his Compensation to his date of Separation from Service.

  Sec. 3.02 Credited Interest. Every January 1, each Account shall be credited with an interest credit at the rate of 8% (4% for the short Plan Year ending December 31, 1995) per annum, calculated on the Participant's Account balance as of the prior day. Upon a Participant's Separation from Service, or upon any distribution made to a Participant under Section 4.02, a pro rata portion of the annual interest credit shall be credited for the period through the date that distribution is made pursuant to Article 4 or 5, based upon the number of days elapsed since the last crediting of interest, and the Account balance as of the date of the last prior crediting of interest.

                                   ARTICLE 4

                         DISTRIBUTIONS TO PARTICIPANTS

  Sec. 4.01 Distribution of Account. The amount credited to a Participant's Account under the Plan shall be paid in a single lump sum to the Participant within 180 days following the date of his Separation from Service for reasons other than death. Notwithstanding the foregoing, if a Participant who is an Employee has a Separation from Service on account of Retirement, or as otherwise permitted by the Chief Executive Officer of the Partnership, in his sole discretion, such Participant may elect to receive payment of his Account in equal annual cash installments over a period from two (2) to ten (10) years provided that such election is made in a calendar year prior to the date amounts become payable pursuant to this section, and at least six months prior to the Participant's Separation from Service.

  Sec. 4.02 Distribution Upon a Change in Control. Notwithstanding anything to the contrary under this Plan, upon the occurrence of a Change in Control, the amount credited to a Participant's Account on the date of the Change in Control shall immediately become distributable in cash in one lump sum. The payment of a lump sum shall commence as soon as administratively feasible, but not later than thirty (30) days after the effective date of the Change in Control. Notwithstanding the forgoing, a Participant may elect, at such time and in such manner as determined by the Plan Administrator, to defer the receipt of all, but not less than all, of the distribution otherwise to be made to him hereunder until the distribution commencement date specified under Section 4.01.

  Sec. 4.03 Distribution for Tax Payments. Notwithstanding any other provision of the Plan, if the Administrative Committee determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Participant, or a closing agreement involving a Participant made under section 7121 of the Code that is approved by the Commissioner, that such Participant or Beneficiary has recognized or will recognize income for

Federal income tax purposes with respect to deferred benefits that are or will be payable to the Participant under this Article IV before they otherwise would be paid to the Participant or the Beneficiary (as applicable), upon the request of the Participant or Beneficiary, the Administrative Committee shall immediately make distribution from the Plan to the Participant or Beneficiary of the amount so taxable in one lump sum.

                                   ARTICLE 5

                                DEATH BENEFITS

  Sec. 5.01 Distribution of Account Upon Death of Participant. In the event of a Participant's death, the value of the Participant's Account under the Plan shall be paid to the Participant's Beneficiary within 90 days following the date of the Participant's death in cash in a single lump sum.

  Sec. 5.02 Designation of Beneficiary. For purposes of Section 5.01 hereof, the Participant's Beneficiary shall be the person or persons so designated by the Participant in a written instrument submitted to the Plan Administrator. In the event the Participant fails to properly designate a Beneficiary, his Beneficiary shall be the Participant's surviving spouse or, if none, his estate.

                                   ARTICLE 6

                                    VESTING

  Sec. 6.01 Vesting of Account. A Participant shall be fully vested in his Account at all times.

  Sec. 6.02 Forfeiture for Cause. Notwithstanding any provision in the Plan, any benefit payable under this Plan shall be forfeited in the event the Participant (a) is convicted for conduct arising out of the Participant's employment relationship with the Partnership or any of its Affiliates; (b) through willful or grossly negligent misconduct, fails to perform the functions and assume the responsibilities of his position; (c) violates any provision contained in his employment agreement, if applicable, relating to competitive activities or proprietary information; (d) is terminated "for cause" as defined in his employment agreement, if applicable; or (e) is employed by, or provides consulting services to, any individual or company which engages in business activity relating to products or services of the same or similar type as those of the Partnership or any of its Affiliates (or products or services the Partnership or any of its Affiliates plans to offer in accordance with a Board approved business plan), within the United States or any other geographic area in which the Partnership or any Affiliate is then engaged in business for a period of six months after a voluntary termination of employment that is not at the request of the Partnership (unless the voluntary termination is otherwise permitted under an applicable employment agreement).

                                   ARTICLE 7

                                    FUNDING

  Sec. 7.01 Funding of Benefits. The Board may, but shall not be required to, authorize the establishment of a trust by the Partnership to serve as the funding vehicle for the benefits described in Articles 3 and 5 hereof. The Partnership shall be obligated to provide to any trustee of a trust that is established pursuant to this Section all information reasonably required by the trustee to discharge its duties under that trust. In any event, the obligation of the Partnership hereunder shall constitute a general, unsecured obligation, payable solely out of general assets, and no Participant shall have any right to any specific assets of the Partnership.

                                   ARTICLE 8

                                ADMINISTRATION

  Sec. 8.01 Plan Administrator. The Administrative Committee shall be the administrator of the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended from time to time.

  Sec. 8.02 Duties and Powers of Plan Administrator. The Plan Administrator shall have full power and authority to construe, interpret and administer this Plan and may, to the extent permitted by law, make factual determinations, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and, subject to Section 8.03, the Plan Administrator's actions in doing so shall be final and binding on all persons interested in the Plan. The Plan Administrator may from time to time adopt rules and regulations governing the operation of this Plan and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan.

  Sec. 8.03  Claims Procedure.

         (a) The Partnership will advise each Participant and Beneficiary of any benefits to which he is entitled under the Plan. If any person believes that the Partnership has failed to advise him of any benefit to which he is entitled, he may file a written claim with the Plan Administrator. The claim shall be reviewed, and a response provided, within a reasonable time after receiving the claim. Every claimant who is denied a claim for benefits shall be provided with written notice setting forth in a manner calculated to be understood by the claimant:

                (1)  the specific reasons or reasons for the denial;

                (2) specific reference to pertinent Plan provisions on which denial is based;

                (3) a description of any additional material or information necessary for the claimant to perfect the claim; and

                (4) an explanation of the claim review procedure set forth in paragraph (b), below.

          (b) Within 60 days of receipt by a claimant of a notice denying a claim under the Plan under paragraph (a), the claimant or his duly authorized representative may request in writing a full and fair review of the claim by the Human Resources Committee. The Human Resources Committee may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Human Resources Committee shall make a decision promptly, and not later than 60 days after the Human Resources Committee's receipt of a request for review, unless special circumstances (such as the need to hold a hearing, if the Human Resources Committee deems one necessary) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 9

                           AMENDMENT AND TERMINATION

  Sec. 9.01 Authority to Amend. The Board or its delegee may amend the Plan at any time in any manner whatsoever. Notwithstanding the above without the Participant's advance written consent, no amendment shall operate to reduce (a) the benefit that has accrued on behalf of a Participant on the effective date of the amendment or (b) the rate of credit pursuant to Appendix A as long as the Participant remains an Employee.

  Sec. 9.02 Right to Terminate. Continuance of the Plan is completely voluntary and is not a contractual obligation of the Partnership. The Partnership shall have the right at any time for any reason to terminate the Plan, by action of the Board; provided, however, that the Plan termination shall not operate to reduce the benefit that has accrued on behalf of a Participant on the effective date of the Plan's termination. Upon termination of the Plan, the Partnership may distribute the amount credited to the Participant's Account in one lump sum as soon as administratively feasible after the termination of the Plan or hold the amount credited to the Participant's Account until such time as payment would be normally made pursuant to Article 4 or 5.

                                  ARTICLE 10

                                 MISCELLANEOUS

  Sec. 10.01 No Right to Employment. Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, severance pay or other benefit to which he otherwise is or might become entitled to as an Employee or (b) shall be construed as conferring upon an Employee the right to continue in the employ of the Partnership.

  Sec. 10.02 No Compensation for Other Benefits. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which he may be entitled under any other arrangement established by the Partnership for the benefit of its employees.

  Sec. 10.03 Rights and Obligations. The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators of the Partnership and its successors and assigns.

  Sec. 10.04 Payments to Representatives. If any Participant or Beneficiary entitled to receive any benefits hereunder is determined by the Plan Administrator, or is adjudged to be, legally incapable of giving valid receipt and discharge for such benefits, the benefits shall be paid to a duly appointed and acting conservator or guardian, or other legal representative of such Participant or Beneficiary, if any, and if no such legal representative is appointed and acting, to such person or persons as the Plan Administrator may designate. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

  Sec. 10.05 Governing Law. Except to the extent superseded by the Employee Retirement Income Security Act of 1974, as amended, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with and governed by the laws of the State of Delaware.

  Sec. 10.06 Nonalienation. Except as hereinafter provided with respect to family disputes, the rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void. In cases of family disputes, the Partnership will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Partnership harmless from any claim that arises out of obeying the final order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court. For purposes of this Section 10.06, "family dispute" means a dispute relating to provision of child support, alimony payments, or marital property rights to a spouse, former spouse or other dependent of the Participant.

  Sec. 10.07 Withholding. If the Partnership is required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Partnership's shall be entitled to deduct and withhold such amounts from any cash payment made pursuant to this Plan.

  Sec. 10.08 Lost Payees. Any benefit payable under the Plan shall be deemed forfeited if the Plan Administrator is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

         IN WITNESS WHEREOF, the Partnership has caused this Plan to be executed in its name and behalf this __ day of ____________________, 2000, by the officer of the Partnership thereunto duly authorized.

                              Cellco Partnership

                            By: /s/ Mark Reed

                                  APPENDIX A


    ELIGIBLE EXECUTIVES                             CREDIT PERCENTAGE


        Rick Conrad                                        20%
        Dave Benson                                        18%
        Dick Lynch                                         23%
        Mark Tuller                                        20%

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